EXHIBIT 10.39


         THIS AGREEMENT, made the __ day of __________, 2000, by and between STANLEY KARCZYNSKI, having an office at 180 Passaic Avenue, Fairfield, New Jersey 07006, hereinafter called the "Landlord"; and ANDRX PHARMACEUTICALS (NJ), INC., a Florida Corporation, having an office at 4001 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314, Attention: Scott Lodin, Esq., hereinafter called the "Tenant".

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Landlord owns in fee simple certain lands and premises in the Township of Franklin, County of Somerset and State of New Jersey, which said lands and premises are commonly known as 1600 Cottontail Lane, Franklin Township, New Jersey (the "Property"), all as more particularly referred to and described by metes and bounds on Schedule "A" annexed hereto and made a part hereof; and

         WHEREAS, the Landlord has erected a building containing approximately 179,789 square feet (hereinafter called the "building") on the lands and premises aforementioned, of which building the Tenant shall occupy approximately 55,943 square feet, measured from the outside dimensions of the exterior wall to the center line of common wall (hereinafter called the "leased premises"), all in accordance with the terms and conditions hereinafter mentioned and the considerations herein expressed,

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, lease and let unto the Tenant and the Tenant does rent and take from the Landlord the leased premises as described in Article #1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

         1. LEASED PREMISES

                  The leased premises shall consist of approximately 55,943 square

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feet of the building, measured as described above as said building is located on the Property, together with all improvements therein heretofore constructed by the Landlord for the use of the Tenant, and together with all easements, improvements, tenements, appurtenances, hereditaments, fixtures, rights and privileges appurtenant thereto. A site plan of the building showing the location of the leased premises is annexed hereto and made a part hereof as Schedule "B". The street address of the leased premises is 1600 Cottontail Lane. Upon completion of the demising wall pursuant to Article 4(a) hereof, Landlord, at its expense, shall direct its architect to determine the square footage of the leased premises and the building as actually constructed and certify as to same to both Landlord and Tenant. If the square footage of the leased premises as determined by Landlord's architect is greater or less than the amount specified in this lease, then the square footage of the leased premises shall be adjusted to equal the amount as so determined, and the Fixed Rent, and Tenant's Pro Rata Share, as such terms are hereinafter defined, and any other amounts specified in this lease as a function of square footage shall be adjusted proportionately. Notwithstanding the foregoing, if the square footage of the leased premises as determined by Landlord's architect exceeds one hundred two (102%) percent of the square footage of the leased premises as specified in this lease, then Tenant shall not be responsible for any Fixed Rent or additional rent or other charges that would be payable with respect to the square footage in excess of such 102% figure.

         2. TERM OF LEASE

                  2.1 The Landlord leases unto the Tenant and the Tenant hires the leased premises for the term of five (5) years, to commence on April 1, 2000 (the "Commencement Date").

                  2.2 Notwithstanding the Commencement Date hereunder, Landlord shall obtain and deliver a certificate of occupancy permitting Tenant's use and occupancy of the leased premises in its current, "as is" condition, promptly following

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execution of this lease. Thereafter, Tenant shall have the right to use and occupy the leased premises subject to all of the terms and conditions of this lease, except that Tenant shall not be responsible to pay any Fixed Rent or additional rent which is applicable to the period prior to the Commencement Date. The parties further agree to fully cooperate with each other in connection with the work to be performed pursuant to Article 4 hereof.

         3. RENT

                  3.1 Commencing on the Commencement Date through the expiration of the lease term, Tenant covenants and agrees to pay annual rent (hereinafter called "Fixed Rent") in the amount of THREE HUNDRED SEVEN THOUSAND SIX HUNDRED EIGHTY SIX AND 48/100 ($307,686.48) DOLLARS per annum (based on a rate of $5.50 per square foot per annum), payable in equal installments in the sum of TWENTY FIVE THOUSAND SIX HUNDRED FORTY AND 54/100 ($25,640.54) DOLLARS per month.

                  The Tenant covenants and acknowledges that its agreement to pay the Fixed Rent and additional rent set forth herein ("rent") without off-set or deduction (except as otherwise expressly set forth in this lease) is a material inducement by the Tenant to the Landlord to enter into the within lease agreement. Tenant covenants and agrees that in the event of any material dispute with respect to the within lease, its obligation to pay the rent shall continue without abatement notwithstanding any such dispute (except as otherwise expressly set forth in this lease), and the Tenant agrees that it shall seek such other remedies as the law or equity may allow by way of plenary or summary or declaratory proceedings with respect to such issues in dispute.

                  3.2 Anything hereinabove to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall deliver to Landlord the first monthly installment of Fixed Rent payable hereunder, together with the security deposit hereinafter referred to, upon execution of this lease.

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                  3.3 Subject to the provisions of Article 3.4 hereof, the
Tenant's pro rata share for all lease purposes is hereby deemed to be 31.11% (hereinafter called "Tenant's Pro Rata Share").


                  3.4 Any installment of rent accruing hereunder, and any other sum payable hereunder by Tenant to Landlord, which is not paid prior to the tenth (10th) day following Tenant's receipt of written notice from Landlord that such sum is overdue, shall bear a late charge of five (5%) percent of such rent, to be paid therewith, and the failure to pay such charge shall be a default (subject to applicable notice and cure periods). Such late charge shall be deemed to be additional rent hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any payment of rent, which is not paid within thirty (30) days following Tenant's receipt of written notice from Landlord that payment is overdue shall require the payment of interest at the rate of one and one-half (1-1/2%) percent per month, calculated from the date that such payment was due through the date that any such payment is actually made.

         4. CONDITION OF THE LEASED PREMISES

                  (a) Landlord shall deliver the leased premises to Tenant in its current "as is" condition, broom clean, and with all building systems (including, without limitation, mechanical, electrical, plumbing, heating, ventilating and air-conditioning ("hvac") and life safety systems) in good repair and operating condition.

                  (b) Tenant, at its expense, shall have the right to construct and install any and all alterations, additions, improvements, trade fixtures, machinery, equipment, signage and furnishings as may be necessary or desirable to permit Tenant to occupy same and conduct normal business operations (including, without limitation, the installation of one or more supplemental hvac units for the leased premises), subject to the terms and conditions of
Article 21 below and Tenant's compliance with

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applicable governmental laws,
ordinances, rules and regulations. Landlord (at Tenant's expense) shall cooperate fully with Tenant in order for Tenant to obtain any and all permits, licenses and approvals needed for any such items to be constructed or installed.

         5. USE

                  The Tenant covenants and agrees to use and occupy the leased premises for offices, warehousing, light manufacturing and assembly, distribution and research and development purposes only, which uses by Tenant, however, are and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof.

         6. REPAIRS AND MAINTENANCE

                  6.1 The Landlord, shall, with due diligence, at its own cost and expense and without reimbursement by Tenant, make all repairs, maintenance and necessary replacements to the structure and foundation of the building (including without limitation the floor slab and interior and exterior load bearing walls), and shall perform any required replacement of the roof and parking area, provided that any damage to the foregoing is not caused by the negligence of the Tenant, its servants, employees, invitees or agents, in which case Landlord shall make any necessary replacement and/or repair such damage at Tenant's sole cost and expense. The Landlord shall maintain and repair the parking area, maintain and repair the roof, and repair, maintain and replace the roof leaders, flashings, metal gravel stops, gutters and drains, and maintain and repair all common areas, if any and the exterior of the building (excluding Tenant's signs) it being understood that Tenant shall reimburse Landlord within thirty (30) days after written demand (not more than one demand to be made per month), for Tenant's Pro Rata Share of the cost of the foregoing, provided that Landlord shall furnish to Tenant a breakdown of such cost and a computation of Tenant's Pro Rata Share with respect thereto.

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                  6.2 The Tenant shall, except as provided in Article 6.1 above, take good care of the leased premises and, at its cost and expense, keep and maintain in good repair the leased premises, including, but not limited to the floor coverings, loading docks, windows and doors, the air-conditioning and heating plant, the plumbing, pipes and fixtures belonging thereto; and shall replace, as needed, all working parts in connection with maintenance and repair of the air-conditioning, electrical, heating and plumbing plants, fixtures and systems, including ballasts and fluorescent fixtures; and shall keep the water and sewer pipes and connections free from ice and other obstructions, and shall generally maintain and repair the leased premises and shall, at the end of the expiration of the term, deliver up the leased premises in good order and condition, damages by the elements, and ordinary wear and tear excepted. The Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the leased premises, or any overloading of the floors of the building, constituting part of the leased premises.

                  6.3 The Tenant shall reimburse the Landlord for Tenant's Pro Rata Share of the Landlord's total expense in maintaining, repairing and replacing the lawns and shrubbery, and in maintaining the driveways and parking areas of the entire Property, which said sum shall be paid by the Tenant to the Landlord within thirty (30) days from the date of billing together with a complete breakdown of the cost items and computation of Tenant's Pro Rata Share with respect thereto. The Landlord shall also keep the walks and parking area applicable to the entire Property free and clear of ice, snow and debris, with Tenant being responsible for Tenant's Pro Rata Share of such expenses.

         7. UTILITIES

                  The Tenant shall, at its own cost and expense, pay all utility meter and service charges attributable to the leased premises as separately metered (installation of such separate metering to be at Landlord's expense), including gas,

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electric and water charges, if any, janitorial and garbage disposal services.
Tenant shall be permitted to place a dumpster in the parking area adjacent to the leased premises, provided that Landlord shall have the right to reasonably determine the location of such dumpster from time to time. The Tenant shall reimburse the Landlord for Tenant's Pro Rata Share of all costs and expenses related to common area electric, sewer and standby sprinkler charges, if any, for the entire Property, said amounts to be paid by Tenant within thirty (30) days of receipt of Landlord's invoice therefor containing a complete breakdown of the cost items and a computation of Tenant's Pro Rata Share with respect thereto.

         8. TAXES

                  8.1 The Tenant shall, during the term of the lease, promptly pay quarterly, before such taxes are due, together with the Fixed Rent to be paid pursuant to Article 3, one-fourth (1/4th) of Tenant's Pro Rata Share of all real estate taxes assessed against the Property for land, building and improvements, including such added assessment or omitted assessment which may be levied against the Property for the year 2000, et seq., by the applicable governmental taxing authority, said obligation to be prorated as of the Commencement Date and as of the date of expiration hereunder as applicable. In addition, the Tenant shall, during the term of this lease, pay at its cost and expense, Tenant's Pro Rata Share of any levy for the installation of local improvements affecting the Property as may be assessed by any governmental boards or bureaus having jurisdiction thereof. Any assessment or impositions for capital or public improvements which may be payable by law at the option of the taxpayer in installments, may be so paid by the Tenant in installments, as to Tenant's Pro Rata Share thereof, together with any required interest. The real estate tax obligation of the Tenant hereinabove set forth shall include Tenant's Pro Rata Share, if levied, of any tax or imposition which may be levied by any governmental authority, agency or subdivision thereof having jurisdiction applicable to parking lot usage. The

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Landlord shall furnish to Tenant annually a copy of the annual real estate tax bill and a breakdown of Tenant's Pro Rata Share thereof. In the event of any change in tax rate or assessment which shall require an adjustment of increase or decrease in Tenant's annual tax obligation, such difference shall be adjusted by Landlord and Tenant annually during the month of August of each lease year.

                  8.2 If at any time during the term of this lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Property, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Property, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant pro rata in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

                  8.3 Nothing in this lease contained shall require the Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes as a result of such change in the manner and scope of taxation as hereinbefore provided in Article 8.2.

                  8.4 Anything herein contained to the contrary notwithstanding, in the event during the term of the lease the Landlord's then first mortgagee shall require in writing, as a condition of said mortgage, that there be monthly tax payments deposited with mortgagee in order that mortgagee may pay annual tax obligations in accordance with the law, then and in that event, Tenant agrees that it will, upon written notice by the Landlord to Tenant, pay to the Landlord together with the monthly Fixed Rent, one-twelfth (1/12th) of the annual taxes as may be required by such mortgagee.

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Such monthly tax payments shall be reconciled annually based on the actual tax bill for the year in question.

                  8.5 If Landlord receives any rebate or refund of any previously paid expense (such as, for example, if an appeal or contest of real estate taxes by Landlord results in a rebate or refund of previously paid taxes), Tenant shall receive the benefit of its proportionate share of the refund.

         9. INSURANCE

                  9.1 The Landlord will, at the pro rata cost and expense of the Tenant, obtain for the benefit of the Landlord, wherein the Landlord shall be the named insured, fire insurance with full extended coverage, including flood insurance if required by Landlord or its first mortgagee, insuring the building and all of its improvements, in an amount and value equivalent to the full replacement value of all the insurable improvements located on the Property, without any deductible clause, which policy of insurance shall include broad form boiler and machinery coverage (inclusive of air-conditioning system, if any), if applicable, together with insurance coverage against sprinkler damage to the building and its improvements. Said insurance, in any event, shall not be less than the amounts of insurance required by any first mortgage which may be placed on the Property by the Landlord and shall be in such form as any such bona fide mortgagee may reasonably require. The Landlord shall have the right from time to time to reasonably determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance to be obtained by Landlord shall include casualty rent insurance payable to and insuring the interest of the Landlord as to the value of the rental obligation hereunder to the extent of one (1) year's gross rental value, inclusive of real estate taxes and applicable insurance premium.

                  9.2 The Tenant covenants and agrees that it will, at its sole cost and expense, carry (i) liability insurance covering the leased premises in the minimum

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amount of ONE MILLION ($1,000,000.00) DOLLARS per accident for one (1) person,
THREE MILLION ($3,000,000.00) DOLLARS per accident for two (2) or more persons, and a minimum amount of TWO HUNDRED FIFTY THOUSAND ($250,000.00) DOLLARS for property damage, and the Tenant further covenants and agrees that it will add as an additional party insured by such policy the interest of the Landlord and will furnish Landlord with a certificate of said liability insurance, and (ii) property insurance which shall insure at replacement cost, without deductible, all property, fixtures, and equipment in or about the leased premises, such property insurance to cover at a minimum the perils provided under a standard fire and full extended coverage form, including without limitation coverage against sprinkler leakage.

                  9.3 It is expressly understood and agreed that all policies of insurance shall contain a clause that the same shall not be canceled except on ten (10) days' written notice to any and all parties in interest.

                  9.4 The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in their own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this lease to carry insurance.

                  9.5 Tenant shall pay to Landlord Tenant's Pro Rata Share of the cost of all insurance provided by Landlord hereunder, except that Tenant shall pay the full premium for casualty rent insurance attributable to Tenant's leased premises, which

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payment shall be made by Tenant to Landlord within thirty (30) days after written demand, which demand shall include a copy of the insurance premium bill and Certificate of Insurance, together with a computation of Tenant's monetary obligations in connection therewith.

         9A. PASS-THROUGH EXPENSES

                  9A.1 In connection with Tenant's Pro Rata Share of the expenses being passed-through to Tenant pursuant to Articles 6, 7, 8 and 9 of this lease, (i) if Landlord receives any rebate or refund of any previously paid expense (such as, for example, if an appeal or contest of real estate taxes by Landlord results in a rebate or refund of previously paid taxes), Tenant shall receive the benefit of its proportionate share of the refund, and (ii) Landlord will not bill such expenses to Tenant more than once per month, except for taxes which will be billed quarterly.

                  9A.2 During the term or any extension thereof, Tenant shall have the right to cause Landlord's books and records with respect to the pass-through of all such expenses and Tenant's Pro Rata Share thereof to be audited by an independent certified public accountant or a lease auditing firm of Tenant's choosing. Landlord shall cause such books and records to be made available for such inspection during such normal business hours and at such location where Landlord regularly keeps its books and records, upon ten (10) days' prior notification to Landlord. Such audit shall be done in accordance with generally accepted accounting principles, consistently applied. If, at the conclusion of such audit, Tenant's audit of such expenses indicates that Tenant made any overpayment to Landlord, Landlord shall remit the amount of such overpayment to Tenant within thirty (30) days after receipt of notice from Tenant of the amount of such overpayment. Should Landlord disagree with the results of Tenant's audit, Landlord and Tenant shall refer the matter to a mutually acceptable independent certified public accountant, who shall work in good faith with Landlord and Tenant to resolve the discrepancy. The fees and costs of such independent accountant to which

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such dispute is referred shall be borne by the unsuccessful party and shall be shared pro rata to the extent each party is unsuccessful as determined by such independent certified public account, whose decision shall be final and binding.

         10. SIGNS

                  The Tenant shall have the right and privilege of erecting on and at the leased premises only such signs as are required by Tenant for the purpose of identifying the Tenant. Tenant shall have the right to construct a monument sign in front of the leased premises and to install signage on the doors and the contiguous glass panels of the leased premises, all at Tenant's sole cost and expense. Said signs shall comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. Installation of all such signs shall be subject to the prior written consent and approval of the Landlord, which shall not be unreasonably withheld. It is expressly understood and agreed that the Tenant shall not erect or construct any signs on the roof or the exterior walls of the building.

         11. FIXTURES

                  11.1 Subject to the limitations contained in Article 11.2 below, the Tenant is given the right and privilege of installing and removing property, equipment and fixtures in the leased premises during the term of the lease. However, if the Tenant is in default and moves out, or is dispossessed as a result of an uncured default by Tenant, and fails to remove any property, equipment and fixtures or other property prior to such dispossession or removal, then and in that event, the said property, equipment and fixtures or other property shall be deemed at the option of the Landlord, to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal, storage and disposal of such property to the Tenant.

                  11.2 Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that the Tenant may install, connect and operate

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equipment as may be deemed necessary by the Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this lease, the machinery, fixtures and equipment belonging to the Tenant shall at all times be considered and intended to be personal property of the Tenant, and not part of the realty, and subject to removal by the Tenant, provided at the time of such removal, that the Tenant, at its own cost and expense, pays for any damage to the leased premises caused by such removal. Notwithstanding the above, it is expressly understood and agreed that Tenant may not remove any of its equipment, fixtures, machinery or other property which is physically connected to the structure of the leased premises, unless Tenant repairs any damage caused by such removal and restores the leased premises to a tenantable whole.

         12. GLASS

                  The Tenant expressly covenants and agrees to replace any broken glass in the windows or other apertures of the leased premises which may become damaged or destroyed, at Tenant's cost and expense.

         13. ASSIGNMENT AND SUBLETTING

                  13.1 The Tenant may not assign this lease or sublet the leased premises or any part thereof, unless it shall first advise the Landlord in writing, by certified mail, return receipt requested, of its intention to assign or sublease. In such event the Landlord shall have ten (10) business days from receipt of such notice to elect to consent or not to consent to the assignment of the lease or the sublease of the leased premises, but which consent shall not be unreasonably withheld or delayed, providing only the proposed assignee or subtenant is financially responsible, and any such assignee shall assume in writing the terms and conditions of the within lease on the part of the Tenant to be performed. In connection with any permitted assignment or subletting, except in connection with Article 13.2, the Tenant shall pay to the Landlord

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one half of any increment in rent or other consideration received by Tenant per square foot per annum over the annual Fixed Rent in effect from time to time hereunder but subject to Tenant first recouping any and all brokerage fees, cost of alterations, attorneys' fees, marketing costs and other costs incurred in connection with the assignment or sublease. In the event Landlord's mortgagee succeeds to the interest of Landlord hereunder and is advised by its counsel that all or any portion of the rent payable by Tenant hereunder is or may be deemed to be unrelated business income within the meaning of the United States Internal Revenue Code or Regulations issued thereunder, mortgagee, as landlord, shall have the right at any time from time to time to amend unilaterally the provisions of this lease, and Tenant agrees that it will execute all documents reasonably necessary to effect any such amendment, provided that no such amendment shall increase Tenant's payment obligations or other liability under this lease or reduce Landlord's obligations hereunder.

                  13.2 The Landlord's consent shall not be required and the terms and conditions of Article 13.1 shall not apply if the Tenant assigns this lease or subleases all or any part of the leased premises from time to time to a parent, subsidiary, affiliate or a company into which Tenant is merged or with which Tenant is consolidated, or to the purchaser of all or substantially all of the assets or capital stock of Tenant.

                  13.3 In the event of any assignment or subletting permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this lease. No such assignment or subletting shall be made to any Tenant who shall occupy the leased premises for any use other than that which is permitted to the Tenant, or for any use which may be deemed disreputable or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of

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governmental boards and bodies having jurisdiction.

         14. FIRE AND CASUALTY

                  14.1 In case of any damage to or destruction of any of the building or the leased premises by fire or other casualty occurring during the term of this lease which is not covered by the insurance required to be carried by Article 9.1 (but Landlord recognizes its obligation to maintain full replacement cost coverage), or which cannot be repaired within one hundred eighty (180) days from the happening of such casualty, then, in such event, the term hereby created shall, at the option of either party, upon written notice to the other by certified mail, return receipt requested, within thirty (30) days of such fire or casualty, cease and become null and void from the date of such destruction or damage. However, if neither party shall elect to cancel this lease within the thirty (30) day period hereinabove provided, the Landlord shall thereupon repair and restore the leased premises with reasonable speed and dispatch, and the rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after the leased premises are restored to substantially the same condition existing prior to such casualty. Landlord, in any event, shall advise Tenant in writing, within the aforementioned thirty (30) day period, as to whether or not the leased premises can be restored within the one hundred eighty (180) day period from the date of such casualty. Anything in this Article 14 to the contrary notwithstanding, it is expressly understood and agreed that the Landlord shall be obligated to restore the leased premises and the building only to the extent of such cost as will be equivalent to the proceeds received by Landlord pursuant to the fire insurance and extended coverage to be provided to Landlord as in
Article 9 provided (but Landlord recognizes its obligation to maintain full replacement cost coverage). If the insurance proceeds are not sufficient to restore the leased premises and the building to substantially the same condition which they were in prior to the casualty, then the Landlord shall have a period of thirty (30) days within which to determine

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whether to terminate the term hereby created, unless the Landlord and Tenant shall mutually agree to the funding of any such excess construction costs. In the event of cancellation in accordance with this paragraph, the Tenant shall promptly surrender the leased premises and the Tenant's interest in said lease to the Landlord, and the Tenant shall only pay rent to the time of such destruction or damage, in which event, the Landlord may re-enter and repossess the leased premises thus discharged from this lease and may remove all parties therefrom.

                  14.2 In the event of any insured casualty which shall be repairable within one hundred eighty (180) days from the happening of such damage or casualty, and which repair and replacement is fully covered by insurance proceeds, the Landlord shall repair and restore the leased premises with reasonable speed and dispatch, and the rent shall abate and be equitably apportioned as the case may be as to any portion of the leased premises which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant so as to conduct its business. The rent, however, shall accrue and recommence immediately upon restoration of the leased premises.

                  14.3 Nothing hereinabove contained with respect to the Tenant's right to abate rent under proper conditions shall be construed to limit or affect the Landlord's right to payment from its insurance company under any claim for damages covered by the rent insurance policy pursuant to the contract therefor required to be provided pursuant to Article 9 of this lease.

                  14.4 For the purposes of this Article 14, in determining what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for non-performance as in Article 27 hereinafter provided (Force Majeure), but in no event shall the delay cause the excuse of performance for more than sixty (60) days.

                  14.5 In the event of such fire or casualty as above provided,

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wherein the Landlord shall rebuild, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, the Tenant shall assume at its sole risk the responsibility for damage or security with respect to such equipment, fixtures, stock and personal property in the event the building area where the same may be located has been damaged, until the building shall be restored and made secure.

                  14.6 Anything in this Article 14 to the contrary notwithstanding, it is expressly understood and agreed that wherever reconstruction shall be undertaken, in the event of damage or casualty as in this Article 14 provided, the Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within two hundred ten (210) days from the date of such damage or casualty, then, in that event, the Tenant shall have the option at the expiration of the two hundred ten (210) day period to terminate the lease by notice in writing by Tenant to Landlord by certified mail, return receipt requested. In the event of such termination, neither party shall thereafter have any further liability, one to the other, in accordance with the terms and conditions of the lease. The Landlord during such period of reconstruction shall give the Tenant reasonable notice of the date on which the leased premises shall be ready for re-occupancy.

         15. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

                  15.1 (i) The Tenant covenants and agrees that upon acceptance and occupancy of the leased premises, it will, during the lease term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to the leased premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the leased premises, arising from the operations of the Tenant therein.

                       (ii) The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the leased premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the leased premises in the conduct of its business.

                       (iii) The Tenant covenants and agrees that it will not permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation. The Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the leased premises in accordance with reasonable regulations established by the Landlord from time to time in order to keep the leased premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

                  15.2 In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or the Landlord's agents may after thirty
(30) days' notice (except for (i) emergency repairs, which may be made immediately, and (ii) repairs which reasonably require more than thirty (30) days, in which case Tenant shall have a reasonable time to perform the repairs) enter said leased premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant.

                  15.3 Without limiting anything hereinabove contained in this
Article 15, with respect to Tenant's business operations in the leased premises, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) hereinafter referred to as "ISRA", and all regulations promulgated thereto (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) prior to the expiration or earlier termination of the within lease, or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the leased premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to the annual Fixed Rent then in effect, prorated on a monthly basis, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any reasonable costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.3. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP", or an approved "negative declaration", "no further action letter" or a "remediation action workplan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord (at Landlord's expense) in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property indicated on Schedule "A", or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord (at Landlord's expense) in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business in the leased premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that to the best of its knowledge its Standard Industrial Classification No. is 2834, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto, except in compliance with all applicable laws, rules, and regulations. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the leased premises. Landlord hereby agrees that it shall indemnify, defend and save harmless the Tenant from and against any and all claims or liabilities incurred in connection with the environmental condition of the leased premises existing as of the Commencement Date hereunder. The within covenants shall survive the expiration or earlier termination of the lease term.

                  15.4 Notwithstanding anything to the contrary contained in this lease, Landlord covenants that, as of the date hereof, to the best of its knowledge, the leased premises and the building complies with all federal, state and local laws, ordinances, rules and regulations applicable to the leased premises as of the date hereof, including, without limitation, applicable environmental laws, zoning, building and fire codes and the Americans with Disabilities Act and the regulations promulgated thereunder.

                  15.5 To the extent the presence in or about the building of hazardous substances or materials is not caused by Tenant, its agents, employees or contractors, Tenant will not be liable for the clean-up, removal, and disposal costs thereof.

         16. INSPECTION BY LANDLORD

                  The Tenant agrees that the Landlord's agents, and other representatives, shall have the right to enter into and upon the leased premises, or any part thereof, at all reasonable hours upon reasonable prior oral notice for the purpose of examining the same, or for exhibiting the same to prospective tenants (only in the last six (6) months of the term or at any time that Tenant is in default hereunder) and purchasers in the presence of a representative of Tenant or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency).

         17. DEFAULT BY TENANT

                  17.1 Each of the following shall be deemed a default by Tenant and breach of this lease:

                           (1) (i) filing of a petition by the Tenant for
                  adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute.

                               (ii) dissolution or liquidation of the Tenant.

                               (iii) appointment of a permanent receiver or a
                  permanent trustee of all or substantially all the property of the Tenant.

                               (iv) taking possession of the property of the
                  Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant.

                               (v) making by the Tenant of an assignment for the
                  benefit of creditors.

                               (vi) abandonment, vacation or desertion of the
                  leased premises by the Tenant; provided, however, vacation shall not be an event of default if Tenant is paying, when due, all rent payable to Landlord hereunder and is timely performing its obligations under this lease.

                  If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by thirty (30) days' notice to the Tenant, and this lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the lease.

                           (2) (i) Default in the payment of the rent or
                  additional rent herein reserved or any part thereof for a period of seven (7) days following Tenant's receipt of written notice from Landlord that same is overdue.

                               (ii) A default in the performance of any other
                  covenant or condition of this lease on the part of the Tenant to be performed for a period of thirty (30) days after notice or such additional reasonable time as described in the next sentence. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

                  17.2 In case of any such default under Article 17.1(2) and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon the Tenant electing to terminate this Lease upon a specified date not less than seven (7) days nor more than thirty (30) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under
Article 17.1(2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant.

                  17.3 In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the leased premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this lease.

                  17.4 In case this lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the leased premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may reasonably deem suitable and satisfactory, and for any use and purpose which it may reasonably deem appropriate, and in connection with any such lease Landlord may make such reasonable changes in the character of the improvements on the leased premises as Landlord may reasonably determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Landlord agrees that it will take reasonable steps to mitigate Tenant's damages. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the leased premises in excess of the rent reserved in this lease.

                  17.5 (1) In case this lease be terminated by summary proceedings, or otherwise, as provided in this Article 17, and whether or not the leased premises be relet, Landlord shall be entitled to recover from the Tenant, the following:

                               (i) a sum equal to all expenses, if any,
                  including reasonable counsel fees, incurred by Landlord in recovering possession of the leased premises, and all reasonable costs and charges for the care of the leased premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and

                               (ii)A sum equal to all damages set forth in this
                  Article 17 and in Article 18 hereinafter referred to.

                       (2) Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 17 and subsections hereof without waiting until the end of the then current term.

                       (3) All sums which Tenant has agreed to pay by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this lease, shall be deemed additional rent reserved in this lease within the meaning of this Article 17 and subsections hereof.

                       (4) Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of section 502(b)(6)of the Bankruptcy Code, 11 U.S.C. Section 502(b)(6), or any successor statute.

         18. LIABILITY OF TENANT FOR DEFICIENCY

                  In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the uncured default by the Tenant and the re-entry of the Landlord as permitted by the terms and conditions contained in this lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the leased premises by the Tenant without continuing to pay rent when due and the performance of its obligations under this lease, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained. Anything herein contained to the contrary notwithstanding, the rent referred to shall include the stated Fixed Rent, together with all additional rent and charges required to be paid by the Tenant under the lease including, but not limited to, taxes and insurance costs, and the reasonable costs of re-renting.

         19. NOTICES

                  All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, or overnight courier at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Landlord may designate in writing.

                  All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Tenant shall designate in writing, and in any case with a copy to the leased premises, Attention: Guahua Zhang.

                  All notice shall be deemed to be effective upon receipt, unless the same are undeliverable or unclaimed, in which event said notices shall be deemed to be effective upon mailing.

         20. NON-WAIVER

                  The failure of the Landlord or Tenant, as applicable, to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option of the Landlord or Tenant, as applicable, herein conferred in any one or more instances except option to renew, shall not be construed as a waiver by the Landlord or Tenant, as applicable, of any of its rights or remedies in this lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

         21. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

                  21.1 The Tenant may make alterations, additions or improvements to the leased premises only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the leased premises, and do not lessen the value of the leased premises or the building. Tenant shall furnish detailed plans and specifications to Landlord with respect to any alterations, additions, or improvements which Tenant may make. Landlord hereby consents to the construction floor plans annexed hereto and made a part hereof as Schedule "C". As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the lease term and to restore the leased premises to the condition existing prior to the making of such alterations or additions. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation, provided that Tenant, at its option, shall have the right to remove the same, provided it shall be responsible to repair any damage to the building or the leased premises occasioned by such removal, and provided such removal is made prior to the expiration of the lease term. All such alterations, additions or improvements shall be made only in conformity with applicable governmental and insurance company requirements and regulations applicable to the leased premises. Tenant shall indemnify, defend and save harmless the Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided. Anything in this Article 21.1 to the contrary notwithstanding, Tenant shall not be required to obtain Landlord's prior written consent for non-structural alterations if the aggregate cost of a single alteration project shall be less than $10,000.00.

                  21.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the

Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

         22. NON-LIABILITY OF LANDLORD

                  22.1 It is expressly understood and agreed by and between the parties to this agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the leased premises, except for damage caused by the Landlord's negligence or willful misconduct. Landlord shall not be liable for any cost incurred by Tenant for damage to its property, equipment or fixtures to the extent that the amount and nature of liability is covered by insurance which Tenant is required to maintain pursuant to Article 9 of this lease.

                  22.2 It is expressly understood and agreed that in any event the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

         23. WARRANTY OF TITLE

                  Landlord represents that it has fee simple title to the Property and that it has the full right, capacity and authority to enter into the within lease agreement. Landlord further represents that no restrictive covenant, easement, lease or other written agreement restricts, prohibits or otherwise affects Tenant's rights set forth in this lease, including without limitation parking rights, rights to signage, construction, permitted use or ingress and egress to and from the leased premises unless Landlord has previously obtained the consent therefor.

         24. RESERVATION OF EASEMENT

                  The Landlord reserves the right, easement and privilege to enter on the Property and the leased premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be reasonably required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs, the Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Landlord covenants that any of the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the Landlord shall indemnify and save the Tenant harmless in connection with such installations.

         25. AIR, GROUND AND WATER POLLUTION

                  The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of air, ground or water pollution caused by the Tenant in its use of the leased premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim the Tenant is causing air, ground or water pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by the Tenant by its use of the leased premises. The within covenant shall survive the expiration or earlier termination of the term of this lease.

         26. LIMIT OF LANDLORD'S LIABILITY

                  Except for Landlord's fraud, conversion or willful misconduct, Tenant shall look solely to Landlord's estate and property in the building and Property (which includes, without limitation, the proceeds of sale, insurance, condemnation and rents) for the enforcement of any judgment or decree requiring the payment of money to Tenant by reason of any default or breach by Landlord under the Lease. Except for Landlord's fraud, conversion or willful misconduct, in no event shall there be any personal liability on the part of Landlord beyond its interest in the building and Property and no other assets of Landlord shall be subject to levy, execution, attachment or any other legal process.

         27. FORCE MAJEURE

                  Except for the obligation of the Tenant to pay rent and other charges as in this lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

         28. STATEMENTS BY LANDLORD AND TENANT

                  Landlord and Tenant agree at any time and from time to time upon not less than ten (10) days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the Fixed Rent, additional rent and other charges have been paid in advance, if any, setting forth the Commencement Date and the date of expiration of the lease term, and providing such other information as reasonably requested by Landlord; it being intended that any such statement delivered pursuant to this paragraph may be relied upon as to the facts contained therein.

         29. CONDEMNATION

                  29.1 If due to condemnation or taking or seizure by any authority having the right of eminent domain, (i) more than ten (10%) per cent of the leased premises is taken, or (ii) in the event that more than ten (10%) per cent of the Property is taken (including the parking areas, but exclusive of front, side and rear set back areas), or (iii) if access to the leased premises be denied, which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the building, ground area, parking area, or deny access to the leased premises, then and in either of such events as hereinabove provided, the lease term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the building or the leased premises, its use of the ground area, parking area, or area of access to the leased premises. The Tenant shall only be responsible for the payment of rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Provided Landlord's award is not diminished, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

                  29.2 In the event of any partial taking which would not be cause for termination of the within lease or in the event of any partial taking in excess of the percentages provided in Article 29.1, and in which event the Tenant shall elect to retain the balance of the leased premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between the Landlord and Tenant based on the relationship that the character of the property taken bears to the property which shall remain after such condemnation. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the leased premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the building and/or improvements to the extent of the condemnation award.

         30. QUIET ENJOYMENT

                  The Landlord further covenants that the Tenant, on paying the rent and performing the covenants and conditions contained in this lease, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforesaid.

         31. SURRENDER OF PREMISES

                  On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the leased premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the leased premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the leased premises made by Tenant as permitted under the lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the lease, so as to restore the leased premises to the condition found at the inception of the lease term, which covenant by Tenant shall survive the surrender of the leased premises as provided hereunder. Prior to the expiration of the lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the leased premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of removal, storage and disposal of the same to the Tenant, which obligation shall survive the lease termination and surrender hereinabove provided. If the leased premises be not surrendered at the end of the lease term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the leased premises including, without limitation, any claims made by any succeeding tenant founded on the delay.

         32. INDEMNITY

                  32.1 Anything in this lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to paragraph 9 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this lease:

                               (i) Any matter, cause or thing arising out of
                  use, occupancy, control or management of the leased premises and any part thereof;

                               (ii) Any negligence on the part of the Tenant or
                  any of its agents, contractors, servants, employees, licensees or invitees;

                               (iii) Any accident, injury, damage to any person
                  or property occurring in, or about the leased premises;

                               (iv) Any failure on the part of Tenant to perform
                  or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with subject to applicable notice and cure periods.

                  The foregoing provisions of this Article 32.1 shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Landlord, its agents, servants, contractors or employees.

                  Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

                  32.2 Anything in this lease to the contrary notwithstanding, and without limiting the Landlord's obligation to provide insurance pursuant to paragraph 9 hereunder, the Landlord covenants and agrees that it will indemnify, defend and save harmless the Tenant against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Tenant by reason of any of the following occurring during the term of this lease:

                               (i) Any matter, cause or thing arising out of
                  use, occupancy, control or management of the building and any part thereof other than the leased premises;

                               (ii) Any negligence on the part of the Landlord
                  or any of its agents, contractors, servants, employees, licensees or invitees;

                               (iii) Any failure on the part of Landlord to
                  perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with subject to applicable notice and cure periods.

                               The foregoing provisions of this Article 32.2
                  shall not require indemnity by Landlord in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Tenant, its agents, servants, contractors or employees.

Tenant shall promptly notify Landlord of any such claim asserted against it and shall promptly send to Landlord copies of all papers or legal process served upon it in connection with any action or proceeding brought against Tenant by reason of any such claim.

         33. SHORT FORM LEASE

                  It is understood between the parties hereto that this lease will not be recorded, but that a short form lease, describing the Property leased hereby, giving the term of this lease, and making particular mention of any special clauses as herein contained other than rent, may be recorded by Landlord at its expense in accordance with the laws governing and regulating the recording of such documents in the State of

New Jersey.

         34. LEASE CONSTRUCTION

                  This lease shall be construed pursuant to the laws of the State of New Jersey.

         35. BIND AND INURE CLAUSE

                  The terms, covenants and conditions of the within lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

         36. DEFINITIONS

                  The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

         37. NET RENT

                  It is the purpose and intent of the Landlord and Tenant that except as otherwise expressly set forth in this lease the rent shall be absolutely net to Landlord, so that this lease shall yield, net, to Landlord, the rent specified in paragraph 3 hereof in each month during the term of the lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the leased premises which may arise or become due during the term of this lease, shall be paid by the Tenant, except for such obligations and charges as have otherwise expressly been assumed by the Landlord in accordance with the terms and conditions of the lease except as otherwise expressly set forth in this lease. Nothing herein shall require the Tenant to undertake obligations in connection with the sale or mortgaging of the leased premises, or any other obligations of Landlord expressly set forth in this lease, unless otherwise expressly provided in accordance with the terms and conditions of this lease.

         38. DEFINITION OF TERM OF "LANDLORD"

                  When the term "Landlord" is used in this lease it shall be construed to mean and include only the owner of the fee title of the Property. Upon the transfer by the Landlord of the fee title hereunder, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested of the name of the Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed from and after the date of transfer, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord, arising from and after the date of transfer, to be performed pursuant to the terms and conditions of the within lease.

         39. COVENANTS OF FURTHER ASSURANCES

                  If, in connection with obtaining financing for the improvements on the leased premises, the Mortgage Lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the leased premises. In addition, and subject to the above proviso, Tenant agrees to execute any documents reasonably required by Landlord for the purpose of obtaining financing covering the Property of which the leased premises are a part, provided it is at the sole cost and expense of the Landlord.

         40. REMEDIES

                  40.1 The rights and remedies given to the Landlord and Tenant, as applicable, in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord or Tenant, as applicable, shall be deemed to be in exclusion of any of the others.

                  40.2 In addition to any other legal remedies for violation or breach by or on the part of the Tenant or Landlord as applicable, or by any undertenant or by anyone holding or claiming under the Tenant or Landlord as applicable, or any one of them, of the restrictions, agreements or covenants of this lease on the part of the Tenant or Landlord as applicable, to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord or Tenant, as applicable.

                  40.3 No receipt of money by the Landlord from any receiver, trustee or custodian, debtor in possession, or any permitted subtenant, shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee or custodian, debtor in possession, or any permitted subtenant, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the leased premises for any of the causes therein enumerated by any lawful remedy; and the failure of either party to enforce any covenant or condition by reason of its breach by the other party shall not be deemed to void or affect the right of the other party to enforce the same covenant or condition on the occasion of any subsequent default or breach.

                  40.4 No receipt and acceptance of rent by Landlord shall be deemed to be a waiver of any default by Tenant hereunder, and the same shall not be deemed to constitute an accord and satisfaction regarding any issue in dispute between Landlord and Tenant.

                  40.5 Tenant agrees that it shall reimburse Landlord for Landlord's reasonable attorney's fees incurred in enforcing the terms and conditions of this lease on the part of the Tenant to be performed. Tenant further agrees to reimburse Landlord for Landlord's attorney's fees incurred in connection with the review by Landlord of any Landlord's waiver, assignment or sublet agreement or any other documentation reviewed by Landlord at Tenant's request, which attorney's fees shall not exceed $1,000.00.

         41. COVENANT AGAINST LIENS

                  Tenant agrees that it shall not knowingly encumber, or suffer or permit to be encumbered, the leased premises, the Property or the fee thereof by any lien or encumbrance for construction labor or materials contracted for by Tenant. The violation of this Article shall be considered a breach of this lease, subject to applicable notice and cure periods.

         42. BROKERAGE

                  The parties mutually represent to each other that BUSSELL REALTY CORPORATION is the sole broker who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within lease, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage in connection with this lease transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Tenant.

         43. SUBORDINATION OF LEASE

                  This lease shall be subject and subordinate at all times to the lien of any bona fide mortgages or other encumbrances now or hereafter placed on the Property, building and leased premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the lease to the lien of any such mortgage or other encumbrance as shall be desired by a mortgagee or proposed mortgagee or by any person. Landlord shall use reasonable efforts to obtain, for Tenant's benefit, a Subordination, Non-Disturbance and Attornment Agreement from Landlord's current mortgagee; Landlord shall obtain such agreement from all future mortgagees and ground lessors of the Property. Any such Subordination, Non-Disturbance and Attornment Agreement shall be written on the applicable mortgagee's or ground lessor's customary form subject to reasonable comment by Tenant.

         44. MUTUAL PARKING

                  It is expressly understood and agreed between the Landlord and Tenant that Landlord shall provide seventy (70) parking spaces to be used by Tenant, its employees, agents and invitees. The entire parking area and access driveways will be for the mutual use and benefit of the Landlord and Tenant hereunder, and/or the Landlord's other tenants in the building. The parties agree that they will not permit the access driveways to be blocked so as to unreasonably interfere with the use of said access driveways and parking area.

         45. SECURITY

                  Upon execution of this lease, the Tenant shall deposit with the Landlord the sum of FIFTY ONE THOUSAND TWO HUNDRED EIGHTY ONE AND 08/100 ($51,281.08) DOLLARS as security for the full and faithful performance of this lease upon the part of the Tenant to be performed. Upon termination of this lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this lease, the Landlord shall return the said sum of FIFTY ONE THOUSAND TWO HUNDRED EIGHTY ONE AND 08/100 ($51,281.08) DOLLARS to the Tenant. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated.

         46. SURVIVAL OF OBLIGATION

                  It is expressly understood and agreed that in the event there are any obligations of Landlord or Tenant with respect to payment or performance as required under the terms and conditions of this lease that shall have not been performed prior to the expiration or termination of the lease in accordance with its terms, such obligation, including the obligation to make rent adjustments and other lease adjustments, shall survive the expiration or termination of the lease term and surrender of the leased premises by the Tenant to the Landlord.

         47. FINANCIAL STATEMENTS

                  The Tenant agrees, at the request of the Landlord and if required by any mortgagee or ground lessor, to be made not more than once during any lease year, to furnish its latest current income and balance statements, certified to by an officer of the corporation.

         48. EXECUTION AND DELIVERY

                  The submission of the within lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the leased premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within lease by Landlord and Tenant, one to the other.

         49. OPTION TO RENEW

                  Provided the Tenant is not in default pursuant to the terms and conditions of this lease beyond applicable notice and cure periods, the Tenant is hereby given the right and privilege to renew the within lease, for three (3) five (5) year periods, to commence at the end of the initial term of this lease, or the expiring renewal term, as applicable, which renewals shall be upon the same terms and conditions as in this lease contained, except as follows:

                           (1) Tenant shall pay during the first (1st) five (5)
year renewal term annual Fixed Rent in the amount of THREE HUNDRED SIXTY THREE

THOUSAND SIX HUNDRED TWENTY NINE AND 52/100 ($363,629.52) DOLLARS per annum (based on a rate of $6.50 per square foot per annum), payable in equal installments in the sum of THIRTY THOUSAND THREE HUNDRED TWO AND 46/100 ($30,302.46) DOLLARS per month.

                           (2) Tenant shall pay during the second (2nd) five (5)
year renewal term annual Fixed Rent based upon ninety (90%) per cent of the fair market value per square foot applicable to the leased premises. The fair market value shall be determined as follows: After Tenant has given written notice to the Landlord, as hereinafter provided, of its exercise of the within option, the Landlord shall deliver to Tenant a written notice stating the Fixed Rent to be paid for the leased premises during the second (2nd) five (5) year renewal term. In the event that the Tenant objects to the Fixed Rent quoted by Landlord, the issue of fair market value shall be open to negotiation between Landlord and Tenant. In the event the parties cannot agree within thirty (30) days after Landlord's notice of the then fair market rental value, the parties shall agree on the appointment of a real estate appraiser (the "Appraiser") having the M.A.I. designation, the cost of which shall be shared equally by Landlord and Tenant, which Appraiser shall be knowledgeable in the Somerset County, New Jersey market rental area, who shall make a fair market rental determination. If the parties cannot agree within thirty (30) days subsequent to the appointment of the Appraiser, then the matter shall be submitted to binding arbitration pursuant to the rules for commercial arbitration of the American Arbitration Association, at the equal administrative cost of Landlord and Tenant. It is expressly understood and agreed that in any event the renewal Fixed Rent for the second (2nd) five (5) year renewal term shall not be less than the annual Fixed Rent of THREE HUNDRED SIXTY THREE THOUSAND SIX HUNDRED TWENTY NINE AND 52/100 ($363,629.52) DOLLARS, in the event that ninety (90%) percent of fair market rent shall be determined to be less than said sum as such determination shall be made in the manner hereinabove provided.

                           (3) Tenant shall pay during the third (3rd) five (5)
year renewal term annual Fixed Rent based upon the fair market value per square foot applicable to the Leased Premises. The fair market value shall be determined as set forth in subarticle (2) above. It is expressly understood and agreed that in any event the renewal Fixed Rent for the third (3rd) five (5) year renewal term shall not be less than the annual Fixed Rent payable during the second (2nd) five (5) year renewal term in the event fair market rent shall be determined to be less than said sum as such determination shall be made in the manner hereinabove provided.

                           (4) The right, option, and privilege of the Tenant to
renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, six (6) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than six (6) months prior to the date fixed for termination of the original term, first renewal term, or second renewal term of this lease, as applicable.

                           (5) The obligation to pay the Fixed Rent as
hereinabove provided shall be in addition to the obligation to pay all additional rent and other charges as required pursuant to the terms and conditions of this lease, computed from the initial Commencement Date of this lease, as applicable.

         50. RIGHT OF FIRST OFFER ON SPACE

                  It is understood and agreed that in the event any space in the building becomes available from time to time during the initial term of the within lease agreement, or as extended, the Landlord shall give written notification of such availability to the Tenant, which notice shall set forth the rental and other terms upon which Landlord is willing to lease said space to the Tenant. Tenant shall then have a period of ten (10) business days within which to accept Landlord's offer to lease said space to the Tenant, which election by Tenant shall be made by written notice to Landlord within said ten
(10) business day period. In the event Tenant elects not to lease said space, or fails to notify Landlord of its election within said ten
(10) business day period, Landlord shall then be free to lease said space to any third party free and clear of Tenant's rights under this Article, on substantially the same rental and other terms as offered to Tenant. If Tenant elects to take such space, Tenant shall enter into an amendment to this lease agreement incorporating the space into the premises leased hereunder within thirty (30) days after Landlord's written notice to Tenant. The within right of first offer is subject to any leasehold rights, interest, or options held by building tenant Mary Kay Cosmetics as of the date hereof.

         51. WAIVER OF LIENS

                  Landlord hereby waives any statutory and common law liens for rent (other than judgment liens). Although such waiver is hereby deemed to be automatic and self-executing, Landlord agrees to execute such instruments as may be reasonably required from time to time in order to confirm such waiver.

         52. PREVAILING PARTY

                  Notwithstanding anything to the contrary contained in this lease, in the event of any litigation between Landlord and Tenant arising out of this lease or Tenant's use and occupancy of the leased premises, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including reasonable attorneys' fees, at all levels, including appeals.

         53. SATELLITE DISHES

                  53.1 Tenant may, at its sole cost and expense, erect, maintain, install and operate for the business purposes of Tenant during the term of the lease or any extension thereof, a satellite transmittal/receiving dish antenna (the "Satellite Dish") on the roof of the building, provided that
(i) Tenant shall comply with all applicable laws, orders and regulations, and the terms and conditions of this lease, as hereby amended, (ii) the installation thereof shall not cause excess structural stress affecting the load bearing capacity of the roof of the building, and (iii) Tenant shall be responsible for any and all damage to the building caused by or arising out of the installation, maintenance or removal of the Satellite Dish. Tenant's right to install the Satellite Dish shall include the right to run cable lines to the leased premises. Landlord hereby reserves the right to grant to other tenants the right to use the roof for similar purposes.

                  53.2 The Satellite Dish shall be installed on the roof of the building in accordance with plans, specifications and configurations submitted to Landlord for review, and Landlord shall have the right to approve the size, location, aesthetics and manner of installation of the Satellite Dish, said approval not to be unreasonably withheld or delayed. In the event that any penetrations of the roof shall be required, the Tenant shall be required to utilize the services of the Landlord's roofing contractor in connection with such installation. Tenant shall promptly reimburse Landlord for all reasonable costs and expenses, incurred by Landlord in connection with the Satellite Dish. Tenant shall obtain any governmental licenses and/or permits now or hereafter required for the installation, operation, use, maintenance and removal of the Satellite Dish and related facilities.

                  53.3 Upon notice to Landlord, Tenant shall be given access to such part of the roof of the building (the "Rooftop Space") for the limited purpose of exercising Tenant's rights with respect to the Satellite Dish, subject to reasonable controls and restrictions imposed by Landlord from time to time. Tenant agrees that the Satellite Dish will operate in a band to be used for broadcast and reception only, and may not be used in any fashion which would cause any interference to any data processing operation or any other antennae, radio systems or microwave dishes located at the building, and any such interference shall be eliminated within a reasonable period of time not to exceed seventy-two (72) hours after notice of the same is given to Tenant. Tenant shall at all times maintain the Satellite Dish and related facilities in good order and repair, and shall pay all costs therefor, including without limitation, the cost of electricity. Upon expiration or termination of this lease, Tenant shall, at its own expense, and in accordance with applicable laws, remove the Satellite Dish and all related conduits, cables and facilities installed on or in the building and repair any damage caused by such removal to, and restore, the Rooftop Space, the leased premises and the building.

                  53.4 Tenant agrees to indemnify, defend and save Landlord, its employees and its agents, other tenants, licensees, invitees and their beneficiaries harmless from and against any and all losses, damages costs (including the cost of litigation and attorneys' fees), claims, penalties and liabilities of any nature whatsoever arising out of or in connection with the Satellite Dish and other facilities related thereto, and shall carry contractual liability insurance to cover the liability hereby assumed.

         54. REASONABLENESS

                  Wherever in this lease the consent or approval of either the Landlord or the Tenant is required, such consent or approval shall not be unreasonably withheld, delayed or conditioned, unless the lease expressly provides that such consent shall be in such party's sole discretion. Whenever the provisions of this lease allow the Landlord or the Tenant to perform or not perform some act at their option or in their judgment, the decision of the Landlord and Tenant to perform or not perform such act must be reasonable.

         55. MISCELLANEOUS

                  If any provision of this lease is held or rendered illegal or unenforceable it shall be considered separate and severable from this lease and the remaining provisions of this lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this lease. The captions, section numbers, article numbers, and table of contents appearing in this lease are inserted only as a matter of convenience and in no way affect the substance of this lease. This lease and the Schedules attached hereto set forth the entire agreement between the Landlord and Tenant concerning the leased premises and there are no other agreements or understandings between them. Nothing in this lease creates any relationship between the parties other than that of lessor and lessee and nothing in this lease constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:

                                            /s/ STANLEY KARCZYNSKI        (L.S.)
                                            ------------------------------------
                                            STANLEY KARCZYNSKI


ATTEST:                                     ANDRX PHARMACEUTICALS (NJ), INC.
                                            A FLORIDA CORPORATION

                                            By: /s/ SCOTT LODIN
                                               ---------------------------------
                                               Vice President and
                                               General Counsel

STATE OF NEW JERSEY )
                    ) SS.:
COUNTY OF           )

                  BE IT REMEMBERED, that on this 4 day of February, 2000, before me, the subscriber Eli Zimbler, personally appeared STANLEY KARCZYNSKI, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.


STATE OF                   )
                           ) SS.
COUNTY OF                  )

                  BE IT REMEMBERED, that on this 4 day of February, 2000, before me, the subscriber, personally appeared Scott Lodin, who, I am satisfied, is the person who signed the within Instrument as Vice President and General Counsel of ANDRX PHARMACEUTICALS (NJ), INC., a Florida Corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                         L E A S E     A G R E E M E N T
                         - - - - -     - - - - - - - - -

                     BY AND BETWEEN

                     STANLEY KARCZYNSKI,

                                          "Landlord"

                     -and-


                     ANDRX PHARMACEUTICALS (NJ), INC.,
                     a Florida Corporation

                                          "Tenant"

                     ------------------
                     DATED:
                     ------------------

                             LAW OFFICES

                        EPSTEIN, BROWN, MARKOWITZ & GIOIA
                             245 Green Village Road
                                  P.O. Box 901
                     Chatham Township, New Jersey 07928-0901
                                 (973) 593-4900
                               Fax (973) 593-4966

                      U:\USERS\IN\KARCZ\12625.304\LEASE.001

                         L E A S E     A G R E E M E N T
                         - - - - -     - - - - - - - - -


                                 BY AND BETWEEN:


STANLEY KARCZYNSKI,

                   "Landlord"


 -and-


ANDRX PHARMACEUTICALS (NJ), INC.,
a Florida Corporation

                   "Tenant"


PREMISES: 1600 Cottontail Lane
          Franklin Township, New Jersey


PREPARED BY: ROBERT K. BROWN, ESQ


DATED:

U:\USERS\IN\KARCZ\12625.304\LEASE.001
March 23, 2000

                                TABLE OF CONTENTS

1.  LEASED PREMISES.........................................................1

2.  TERM OF LEASE...........................................................2

3.  RENT....................................................................3

4.  CONDITION OF THE LEASED PREMISES........................................4

5.  USE.....................................................................5

6.  REPAIRS AND MAINTENANCE.................................................5

7.  UTILITIES...............................................................6

8.  TAXES...................................................................7

9.  INSURANCE...............................................................9

9A. PASS-THROUGH EXPENSES..................................................10

10. SIGNS..................................................................11

11. FIXTURES...............................................................12

12. GLASS..................................................................13

13. ASSIGNMENT AND SUBLETTING..............................................13

14. FIRE AND CASUALTY......................................................14

15. COMPLIANCE WITH LAWS, RULES AND REGULATIONS............................17

16. INSPECTION BY LANDLORD.................................................20

17. DEFAULT BY TENANT......................................................21

18. LIABILITY OF TENANT FOR DEFICIENCY.....................................23

19. NOTICES................................................................24

20. NON-WAIVER.............................................................24

21. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS...................25

22. NON-LIABILITY OF LANDLORD..............................................26

23. WARRANTY OF TITLE......................................................26

24. RESERVATION OF EASEMENT................................................27

25. AIR, GROUND AND WATER POLLUTION........................................27

26. LIMIT OF LANDLORD'S LIABILITY..........................................27

27. FORCE MAJEURE..........................................................28

28. STATEMENTS BY LANDLORD AND TENANT......................................28

29. CONDEMNATION...........................................................29

30. QUIET ENJOYMENT........................................................30

31. SURRENDER OF PREMISES..................................................30

32. INDEMNITY..............................................................31

33. SHORT FORM LEASE.......................................................32

34. LEASE CONSTRUCTION.....................................................33

35. BIND AND INURE CLAUSE..................................................33

36. DEFINITIONS............................................................33

37. NET RENT...............................................................33

38. DEFINITION OF TERM OF "LANDLORD".......................................33

39. COVENANTS OF FURTHER ASSURANCES........................................34

40. REMEDIES...............................................................34

41. COVENANT AGAINST LIENS.................................................35

42. BROKERAGE..............................................................36

43. SUBORDINATION OF LEASE.................................................36

44. MUTUAL PARKING.........................................................37

45. SECURITY...............................................................37

46. SURVIVAL OF OBLIGATION.................................................37

47. FINANCIAL STATEMENTS...................................................38

48. EXECUTION AND DELIVERY.................................................38

49. OPTION TO RENEW........................................................38

50. RIGHT OF FIRST OFFER ON SPACE..........................................40

51. WAIVER OF LIENS........................................................41

52. PREVAILING PARTY.......................................................41

53. SATELLITE DISHES.......................................................41

54. REASONABLENESS.........................................................43

55. MISCELLANEOUS..........................................................43

Schedule "A" - Legal Description
Schedule "B" - Site Plan
Schedule "C" - Construction Floor Plans

STATE OF NEW JERSEY         )
                            ) SS.:
COUNTY OF ESSEX             )

         BE IT REMEMBERED, that can this 4 day of February, 2000, before me, the subscriber, ELI ZIMBER personally appeared STANLEY KARCZYNSKI, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

                                             /s/ ELI ZIMBER
                                             -----------------------------------
                                                         ELI ZIMBER
                                                 NOTARY PUBLIC OF NEW JERSEY
                                             MY COMMISSION EXPIRES AUG. 25, 2003
                                                          [SEAL]

STATE OF                    )
                            ) SS.
COUNTY OF                   )

         BE IT REMEMBERED, that on this 4 day of February, 2000, before me, the subscriber, B. JANET LOPEZ personally appeared SCOTT LODIN, who, I am satisfied, is the person who signed the within Instrument as VP/ GENERAL COUNSEL of ANDRX PHARMACEUTICALS (NJ), INC., a Florida Corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                             /s/ B. JANET LOPEZ
                                             -----------------------------------
                                                     B. Janet Lopez
                                             [SEAL]  My Commission CC90l405
                                                     Expires January 12, 2004

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these prevents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS.

/s/ ELI ZIMBER                              /s/ STANLEY KARCZYNSKI       (L.S.)
------------------------------------        ------------------------------------
Eli Zimber                                  STANLEY KARCZYNSKI



ATTEST:                                     ANDRX PHARMACEUTICALS (NJ), INC.
                                            a Florida Corporation

/s/ Allison Lichter                         By: /s/ SCOTT LODIN
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Allison Lichter                                Vice President and Gen. Counsel